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                                                                  EXHIBIT 4.15.2
                                AMENDMENT NO. 2
                               AND LIMITED WAIVER
                                       TO
                           REVOLVING CREDIT AGREEMENT


          THIS AMENDMENT NO. 2 AND LIMITED WAIVER TO REVOLVING CREDIT AGREEMENT dated as of December 24, 1998 (the "Amendment"), is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation operating primarily on a cooperative basis (the "Borrower"), the Lenders (as defined below), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank") as a Lender (as defined below) and as the Agent (as defined below).

                                    RECITALS

     A. The Borrower has entered into that Revolving Credit Agreement dated as of April 10, 1998, as amended by that Amendment No. 1 to Revolving Credit Agreement dated as of May 1, 1998 (as amended from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto (which term shall include the Issuing Bank) (and their successors and assigns) (collectively, the "Lenders") and Rabobank, not in its individual capacity but solely in its capacity as the Agent (the "Agent").

     B. The Lenders have extended credit to the Borrower for the purposes permitted in the Credit Agreement.

     C. Each Guarantor is indebted to the Lenders pursuant to and on the terms set forth in, among other things, those unconditional Guaranties executed by each Guarantor in respect of the Obligations.

     D. The Borrower desires to acquire, directly or indirectly through its wholly-owned Subsidiary, Crown Grocers, Inc., a California corporation ("Crown Grocers"), one hundred percent of the issued and outstanding stock of Sav Max Foods, Inc., a California corporation ("Sav Max"), that the Borrower does not already own, for an aggregate purchase price of approximately $4,500,000 (the "Proposed Acquisition"). Sav Max is the operator of seven warehouse style grocery stores in California. Sav Max is a member-patron of the Borrower. Subsequent to the closing of the Proposed Acquisition, the Borrower intends to sell the Sav Max stores to one or more member-patrons of the Borrower (the "Proposed Sale"). For accounting purposes, the Borrower shall not treat Sav Max as a consolidated Subsidiary, but shall treat Sav Max as an asset held for sale (the "Proposed Accounting Treatment"). Sav Max has incurred Indebtedness to Wells Fargo Bank in the approximate principal amount outstanding of $3,400,000, the payment and performance of which (i) is secured by Liens upon the Property of Sav Max and (ii) constitutes a Contingent Obligation of the Borrower (the "Sav Max Indebtedness"). Subsequent to the Proposed Acquisition, the Borrower intends to retain the Sav Max

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Indebtedness or to cause the restructure or refinancing thereof (the "Proposed
Debt Restructure"), and to incur Contingent Obligations in support thereof.

     E. The Borrower has requested that the Agent and the Lenders consent to the Proposed Acquisition, the Proposed Sale, the Proposed Accounting Treatment, the retention of the Sav Max Indebtedness and the Proposed Debt Restructure (collectively, the "Proposed Terms"), and amend the Credit Agreement and waive certain provisions thereof to permit, among other things, the Proposed Terms.

     F. The Agent and the Lenders have agreed to consent to the Proposed Terms, and so amend and waive certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms and subject to the conditions and in reliance upon the representations and warranties set forth below.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

     2.  AMENDMENTS TO CREDIT AGREEMENT.

         2.1 SECTION 1.1 (DEFINITIONS). A definition of the term "Crown Grocers" is added to read as follows:

               "Crown Grocers" means Crown Grocers, Inc., a California corporation, and one hundred percent (100%) Subsidiary of the Borrower.

         2.2 SECTION 1.1 (DEFINITIONS). A definition of the term "Sav Max" is added to read as follows:

               "Sav Max" means Sav Max Foods, Inc., a California corporation.

         2.3 SECTION 1.1 (DEFINITIONS). A definition of the term "Sav Max Indebtedness" is added to read as follows:

               "Sav Max Indebtedness" means the Indebtedness of Sav Max to Wells Fargo Bank in the original principal amount of $3,850,000, evidenced by that certain Credit Agreement dated as of February 1996, as amended from time to time, the payment and performance of which (i) is secured by Liens upon the Property of Sav Max and (ii) constitutes a Contingent Obligation of the Borrower.

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          2.4  SECTION 6.10 (ADDITIONAL GUARANTORS). SECTION 6.10 of the Credit
Agreement is deleted in its entirety and is replaced with the following:

               6.10  ADDITIONAL GUARANTORS.   In the event that the Borrower
          acquires any additional Subsidiary with assets in excess of $30,000, or any existing Subsidiary acquires total assets in excess of $30,000, the Borrower shall cause such Subsidiary to execute a Guaranty; provided, however, that in the event that the Borrower directly or indirectly through Crown Grocers acquires Sav Max as a Subsidiary, Sav Max shall not be required to execute a Guaranty.

          2.5 SECTION 7.3 (LIMITATIONS ON INDEBTEDNESS; CONTINGENT OBLIGATIONS). SECTION 7.3 of the Credit Agreement is amended to include clause
(k) to read as follows:

               (k) in the event that Sav Max becomes a Subsidiary of Borrower, unsecured Indebtedness incurred by Sav Max at any time in an aggregate amount not to exceed $8,000,000, and any unsecured Contingent Obligation of the Borrower or any of its Subsidiaries in support thereof; provided, however, that such Indebtedness may be incurred only upon the satisfaction in full, or refinancing of, the Sav Max Indebtedness.

     3. CONSENT AND LIMITED WAIVER.

          3.1 The Lenders hereby consent to the Proposed Terms. The Lenders hereby waive:

          (a) the requirement of SECTION 6.10 of the Credit Agreement to the extent that following the Proposed Acquisition Sav Max would be required to execute and deliver a Guaranty;

          (b) the limitation on Liens set forth in SECTION 7.1 of the Credit Agreement to the extent that the retention of the Sav Max Indebtedness would constitute a breach thereof and cause an Event of Default;

          (c) the limitation on Investments set forth in SECTION 7.2 of the Credit Agreement to the extent that the Proposed Acquisition would constitute a breach thereof and cause an Event of Default;

          (d) the limitation on Indebtedness set forth in SECTION 7.3 of the Credit Agreement to the extent that the retention of the Sav Max Indebtedness or the Proposed Debt Restructure and the incurrence of any unsecured Contingent Obligation of the Borrower or any of its Subsidiaries in support thereof, would constitute a breach thereof and cause an Event of Default;

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          (e) the limitation on transactions with Affiliates set forth in
SECTION 7.7 of the Credit Agreement to the extent that the Proposed Acquisition, the retention of the Sav Max Indebtedness, the Proposed Sale or the Proposed Debt Restructure would constitute a breach thereof and cause an Event of Default; and

          (f) the limitation on negative pledge clauses set forth in SECTION
7.12 of the Credit Agreement to the extent that the retention of the Sav Max Indebtedness would cause a breach thereof and cause an Event of Default.

          3.2 The Lenders hereby acknowledge that as required by SECTION 7.5 of the Credit Agreement, the Borrower has provided prior written notice of its intent to acquire Sav Max for the purpose of transferring the assets of Sav Max to one or more member-patrons of the Borrower.

      4.  LIMITATION OF AMENDMENTS AND WAIVER.

          4.1 The amendments set forth in SECTION 2, above, and the waivers and consents set forth in SECTION 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (ii) be a waiver of any other breach or violation on any other occasion of the section of the Credit Agreement which is the subject of the waiver set forth in SECTION 3, above, or (iii) otherwise prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

          4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

      5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and the Agent as follows:

          5.1 Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) are true, accurate and complete in all material respects as of the date hereof and (ii) no Potential Event of Default or Event of Default has occurred and is continuing;

          5.2 The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

          5.3 The articles of incorporation, bylaws and other organizational documents of the Borrower delivered to each Lender on the Closing Date remain true,

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accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          5.4 The execution and delivery by the Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

          5.5 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not (a) contravene (i) any law or regulation binding on or affecting the Borrower, (ii) the articles of incorporation or bylaws of the Borrower, or (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower, or (b) violate or result in the breach of, or constitute a default under any Contracts other than as set forth on Schedule 5.7 of the Credit Agreement.

          5.6 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower, except as already has been obtained or made; and

          5.7 This Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

    6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

    7. EFFECTIVENESS. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

          7.1 AMENDMENT. The Borrower, each Lender and the Agent shall have duly executed and delivered this Amendment to the Agent.

          7.2 ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF GUARANTIES. The Agent shall have received the Acknowledgment of Amendment and Reaffirmation of Guaranties, duly executed and delivered by each Guarantor to the Agent.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER                           CERTIFIED GROCERS OF CALIFORNIA, LTD.,
                                   a California corporation


                                   By:  /s/ DAVID A. WOODWARD
                                      ------------------------------------------
                                            David A. Woodward
                                            Treasurer

AGENT AND                          COOPERATIEVE CENTRALE RAIFFEISEN-
 LENDER                            BOERENLEENBANK B.A., "RABOBANK
                                   NEDERLAND", NEW YORK BRANCH,
                                   as the Agent and as a Lender


                                   By:   /s/ Hans Denbaas
                                      ------------------------------------
                                   Name:     Hans Denbaas
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   By:   /s/ Ronald Klein
                                      ------------------------------------
                                   Name:     Ronald Klein
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


LENDERS                            COBANK, ACB


                                   By:   /s/ Donald F. Noltemeyer
                                      ------------------------------------
                                   Name:     Donald F. Noltemeyer
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

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                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                   By:   /s/   Signature illegible
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title: First Vice President
                                         ---------------------------------------


                                   By:    /s/   Signature illegible
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                   Title: First Vice President
                                         ---------------------------------------


                                   Union Bank of California, N.A.


                                   By:  /s/ Robert Petersen
                                      ----------------------------------
                                   Name:  Robert Petersen
                                        --------------------------------
                                   Title:  R.V.P.
                                         -------------------------------

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                   Harris Trust and Savings Bank

                                   By:    /s/ Erica T. Kuhlmann
                                      ----------------------------------
                                   Name:      Erica T. Kuhlmann
                                        --------------------------------
                                   Title:     Vice President
                                         -------------------------------

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

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

                                   NATIONAL CONSUMER COOPERATIVE BANK,
                                   d/b/a NATIONAL COOPERATIVE BANK


                                   By:   /s/ John S. Goldthwait, Jr.
                                      ----------------------------------
                                   Name:     John S. Goldthwait, Jr.
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

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

                          ACKNOWLEDGMENT OF AMENDMENT
                        AND REAFFIRMATION OF GUARANTIES


     SECTION 1. Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 2 and Limited Waiver to Revolving Credit Agreement dated as of even date herewith (the "Amendment").

     SECTION 2. Each Guarantor hereby consents to the Amendment and agrees that its respective Guaranty relating to the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     SECTION 3. Each Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in its respective Guaranty are true, accurate and complete as if made the date hereof.

Dated as of December 24, 1998

GUARANTORS:                            CROWN GROCERS, INC.


                                       GROCER DEVELOPMENT CENTER, INC.


                                       GROCERS EQUIPMENT COMPANY


                                       GROCERS GENERAL MERCHANDISE COMPANY


                                       GROCERS AND MERCHANTS MANAGEMENT COMPANY


                                       GROCERS SPECIALTY COMPANY


                                       By:  /s/ D A WOODWARD
                                          --------------------------------------
                                            David A. Woodward
                                            Treasurer of each of the Guarantors

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